Exhibit 99.1

Clean Wind Energy Tower, Inc.

Letter to Shareholders

Annapolis, MD – December 17, 2012 - Clean Wind Energy Tower, Inc. (OTCBB: CWET, the “Company”) announced today that the Company had communicated to their shareholders of record in a letter that stated:

To our valued shareholders,

This past year has been one of significant progress toward the development and ultimate realization of the first Clean Wind Energy Tower Downdraft Tower.

Our strategic mission has always been to engineer, design, develop and construct the most energy efficient and cost effective source of clean power available. One which will be financially productive without the subsides required by conventional solar and wind projects.

A major obstacle, beyond our technical challenges, has been that of securing suitable locations that are comprised of all of the geographic and atmospheric components necessary to site our Towers. The actual design size, power output and other technical aspects of the Tower project are site specific.

With that in mind let me take you through our accomplishments this past year.

On May 23rd, 2012 the City Council of San Luis, Arizona held a final hearing on the zoning of a large parcel of land meeting our site criteria, and voted unanimously in favor of zoning the parcel of land within the San Luis City limits for the construction of Clean Wind Energy’s innovative green renewable energy Downdraft Tower Facility. Also, in a separate and additional action, the City Council approved an agreement for protected development rights with Clean Wind Energy, Inc., facilitating the entitlement to develop a second Tower on the subject property.

Then on November 28th, 2012 the City Council of San Luis, Arizona voted unanimously in favor of Major Amendment Case 20112-0165, approval of a change in the City of San Luis 2020 General Plan from Ranchette and Border Buffer to Industrial for an additional 880 acres paving the way for a second Tower and assembly facility on San Luis, Arizona. Both of these sites work extremely well for us and in turn we believe our presence will be mutually beneficial for the economy of the San Luis, Arizona community and surrounding areas.

Concurrently, we have been exploring other site opportunities and in October, the Company signed a Letter of Intent (“LOI”) to enter into a Definitive Agreement to purchase a 3,200 acre site in Mexico that has the ideal attributes required for the Company’s Downdraft Tower. The Company intends to build and operate two Clean Wind Energy Downdraft Towers on this site. The proposed property is located in a particularly exceptional area for the development of these projects as it possesses suitable access, along with the required topography. Both Clean Wind Energy Tower, Inc. and the current land owner have been in discussions regarding this project since the later part of 2011 and are working together diligently under the LOI towards the execution of a Definitive Agreement. The land purchase is subject to the seller providing clear title and unrestricted access to the property as well as acquiring all of the needed prerequisites and approvals for the implementation of the Downdraft Towers including access to the power grid and the Company securing a satisfactory Power Purchase Agreement.

With the Company’s recently announced completion of weather data models confirming the consistency of attributes in both Mexico and the US, we have been able to engineer and reduce the height of these four potential Towers from a conceptual of 3,000 feet to an actual height of 2,250 feet, significantly reducing capital costs and improving financial performance. This engineering evaluation was made possible by utilizing our recently announced proprietary software which can calculate and predict energy production by our Downdraft Towers given local weather data. By feeding the weather data for southwestern Arizona / northern Mexico into the program, the Tower’s height and diameter can be adjusted along with the amount of water added as fuel to create a desired amount of energy. The outcome dictates the optimum size of the Towers height and width.

Under the most recent design specifications the first San Luis Tower has a projected output capacity, on an hourly basis, of up to 900 megawatt hours, gross. Using a 67% capacity factor the Tower’s potential hourly yield would be 610 megawatt hours from which, approximately 17.5% will be used to power its operations, yielding approximately 503 megawatt hours available for sale to the power grid. Currently, in California avoided costs are running approximately $0.11 per kilowatt hour.

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We are also currently working with a substantial specialty contracting firm evaluating the potential to utilize concrete for much of the steel structure of the Tower.  Initial reports confirm and favor the introduction of concrete to the main structure. This is precipitated by the reduction in height from 3,000' to 2250' for the San Luis and Mexico Towers. A final confirmation of this construction method should result in additional considerable costs savings including an accelerated construction schedule.

Most recently, the Company has entered into a Teaming Agreement with the Whiting-Turner Contracting Company, a large major national contractor and construction management organization, to assist us in project planning, advanced value engineering, and budget and project scheduling. Whiting-Turner agreed to defer payments until the project has obtained development funding.

In July we announced that our “Core Patent” had been issued providing us with a distinct business advantage over any potential competitor in the development of the first Energy Downdraft Tower. Then in October the Company filed a patent amendment for the addition of specific external design components, physical structure and systems that both substantially enhance structural integrity of the Tower and capture wind directly striking the external vertical surfaces of the Downdraft Tower from any direction beyond those winds already induced into the internal tube of the tower, substantially increasing total power generation of a single unit. The application covers, including other claims, the appropriately shaping of the external walls of the Tower so that the wind blowing upon the Tower may be captured and directed to conversion tunnels at the base of the Tower where the wind turbines may convert the mechanical wind energy to electrical energy. Additional patent applications will be filed as they are readied.

At the end of November the Company entered into an Investment Agreement with Deer Valley Management, LLC headquartered in White Plains, New York, to obtain up to $5,000,000 under the definitive financing terms including a registration statement having been declared effective with the Securities and Exchange Commission.

We believe this financing will provide a firm foundation for our early stage development activities through the public company, and will help to accelerate all aspects of our program. We continue to make additional value engineering progress on our tower structure, incorporating a variety of potential energy enhancing power techniques that will enable our Downdraft Energy Tower to produce abundant saleable power to the grid. While the Company will require sufficient capital to actually construct the first tower, our objective is to obtain that necessary project capital through partnerships for each Tower.

As we have consistently stated, our business plan is to enable the global development of Towers by partnering, consulting, and licensing with substantial potential developers worldwide. Clean Wind Energy can now evaluate potential Tower sites, and advise and predict the amount of electricity that can be produced in a specific region. Multiple Towers can be deployed in “Compounds” using the same cranes, water source, delivery, manufacturing, construction systems and labor forces.

I also want to thank our renowned and well respected technical consultants and advisors for their dedication and interest in our project, as well as all of the professionals we rely on daily.

Lastly, our Board of Directors has recently discussed internally the option of a corporate name change, caused by the persistent confusion of our specific technology with that of conventional wind turbines, when in actuality our power in initiated by the solar warming of ambient air which is then induced into our Tower where wind is generated. We see ourselves as a hybrid solar/wind technology, thusly the name change to Solar Wind Energy Tower is being considered. So, we are asking our shareholders to please visit our website at www.cleanwindenergytower.com, and cast their vote on this issue.

A sincere thank you, for your continued support!

Sincerely,

Ronald W. Pickett, President & CEO

Clean Wind Energy Tower, Inc.

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About Clean Wind Energy, Inc.

Clean Wind Energy, Inc. a wholly owned subsidiary of Clean Wind Energy Tower, Inc, has designed and is preparing to develop, and construct large “Downdraft Towers” that use benevolent, non-toxic natural elements and operate with virtually no carbon footprint, fuel consumption, or residual waste to generate electricity and clean water economically by integrating and synthesizing numerous proven as well as emerging technologies. This technology will generate clean, cost effective and efficient electrical power without the damaging effects caused by using fossil or nuclear fuels, and other conventional power sources.

Downdraft Tower Will Produce Abundant, Inexpensive electricity

The Company has successfully managed to downsize the Tower-reducing capital costs and improving projected financial performance.  The Company recently announced the completion of weather data models that confirm that the first tower height can be lowered from 3,000 feet down to 2,250 feet. This development was made possible by utilizing our recently announced software which can calculate and predict energy production by our Downdraft Towers given local weather data. By feeding the weather data for southwestern Arizona / northern Mexico into the program, the Tower’s height and diameter can be adjusted along with the amount of water added as fuel to create a desired amount of energy. The outcome dictates the optimum size of the Towers height and width.

Clean Wind Energy’s business plan is to enable the global development of Towers by partnering, consulting, and licensing with substantial potential developers worldwide. Kroll Cranes can be manufactured to meet demand. Steel can be supplied worldwide to meet demand, and upon completion of the turbine designs, the generators and other standard parts can be supplied around the world. Clean Wind Energy can now evaluate potential Tower sites and advise and predict the amount of electricity that can be produced in that region. Multiple Towers can be deployed in “Compounds” using the same cranes, water source, delivery, manufacturing and construction systems and labor forces.

The Company’s core objective and focus is to become a provider of clean efficient green energy to the world communities at a reasonable cost without the destructive residuals of fossil fuel, and to help broker the chasm between both, while continuing to generate innovative technological solutions for today and tomorrow’s electrical power needs. In addition to constructing Downdraft Towers in the United States and abroad, the Company intends to establish partnerships at home and abroad to propagate these systems and meet increasing global demand for clean water and electricity. Clean Wind has assembled a team of experienced business professionals, engineers and scientists with access to the breakthrough energy research upon which this technology is founded and the proven ability to bring the idea to market. Clean Wind Energy, Inc. has filed several patents that the Company believes will further enhance this potentially revolutionary technology. Clean Wind Energy, Inc. is based in Annapolis MD, and is traded on the OTCBB under the symbol ‘CWET’. For more information visit www.cleanwindenergytower.com

Contact:

Clean Wind Energy, Inc.

1997 Annapolis Exchange Parkway

Suite 300

Annapolis, Maryland 21401

Phone: 410-972-4713

E-mail: Info@cwetower.com

Investor Relations

Jody Janson

Phone: (855) 848-6937

Email: ir@cwetower.com

Cautionary Note Regarding Forward-Looking Statements

Statements included in this release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s various filings with the Securities and Exchange Commission (SEC).

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